Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF
A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF

A TRUSTEE PURSUANT TO SECTION 305(b)(2) ☐

J. P. Morgan Trust Company,

National Association
(Exact name of trustee as specified in its charter)

95-4655078
(State of incorporation if not a national bank)	(I.R.S. employer identification No.)

1999 Avenue of the Stars — Floor 26
Los Angeles, CA	90067
(Address of principal executive offices)	(Zip Code)

Thomas F. Godfrey

Vice President and Assistant General Counsel
J. P. Morgan Trust Company, National Association
1 Chase Manhattan Plaza, 25th Floor
New York, New York 10081
Tel: (212) 552-2192
(Name, address and telephone number of agent for service)

Lions Gate Entertainment Inc.

(Exact name of obligor as specified in its charter)

Delaware	98-0183157
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification No.)

Lions Gate Entertainment Inc. 2700 Colorado Avenue, Suite 200
Santa Monica, CA	90404
(Address of principal executive offices)	(Zip Code)

3.625% Convertible Senior Subordinated Notes due 2025

(Title of the indenture securities)

Item 1.	General Information.

      Furnish the following information as to the trustee:

(a) Name and address of each examining or supervising authority to which it is subject.

           Comptroller of the Currency, Washington, D.C. Board of Governors of the Federal Reserve System, Washington, D.C.

(b) Whether it is authorized to exercise corporate trust powers.

           Yes.

Item 2.	Affiliations with Obligor.

      If the Obligor is an affiliate of the trustee, describe each such affiliation.

           None.

      No responses are included for Items 3-15 of this Form T-1 because the Obligor is not in default as provided under Item 13.

Item 16.	List of Exhibits.

      List below all exhibits filed as part of this statement of eligibility.

Exhibit 1.	Articles of Association of the Trustee as Now in Effect (see Exhibit 1 to Form T-1 filed in connection with Form 8K of the Southern California Water Company filing, dated December 7, 2001, which is incorporated by reference).
Exhibit 2.	Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).
Exhibit 3.	Authorization of the Trustee to Exercise Corporate Trust Powers (contained in Exhibit 2).
Exhibit 4.	Existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Form 8K of the Southern California Water Company filing, dated December 7, 2001, which is incorporated by reference).
Exhibit 5.	Not Applicable
Exhibit 6.	The consent of the Trustee required by Section 321 (b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).
Exhibit 7.	A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.
Exhibit 8.	Not Applicable
Exhibit 9.	Not Applicable

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SIGNATURE

      Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, J. P. Morgan Trust Company, National Association, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Houston, and State of Texas, on March 29, 2005.

J. P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION

By	/s/ CAROL LOGAN

Carol Logan
Vice President

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Exhibit 7.     Report of Condition of the Trustee.

Consolidated Report of Condition of J.P. Morgan Trust Company, N.A., (formerly Chase Manhattan Bank and Trust Company, N.A.)

     (Legal Title)

Located at	1800 Century Park East, Ste. 400	Los Angeles,	CA	90067

	(Street)	(City)	(State)	(Zip)

as of close of business on           September 30, 2004

ASSETS DOLLAR AMOUNTS IN THOUSANDS

Assets
Cash and Due From Banks	$28,672
Securities	145,134
Loans and Leases	110,847
Premises and Fixed Assets	11,202
Intangible Assets	384,284
Goodwill	201,011
Other Assets	45,941

Total Assets	$927,091

Liabilities
Deposits	$94,426
Other Liabilities	55,575

Total Liabilities	150,001
Equity Capital
Common Stock	600
Surplus	701,587
Retained Earnings	74,903

Total Equity Capital	777,090

Total Liabilities and Equity Capital	$927,091

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